Exhibit 10.34
AMENDMENT TO EMPLOYMENT AGREEMENT
January 31, 2008
Mr. Timothy C. Carlson
6 Ironwood Drive
Sandy Hook, CT
Dear Tim:
          For good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and you intending to be legally bound, agree by this letter to amend your employment agreement dated January 1, 2005 (as previously amended on August 1, 2005, the “Employment Agreement”) with ATMI, Inc. (the “Company”) to reflect your new role as Executive Vice President, Chief Financial Officer and Treasurer, as set forth below. This amendment is effective as of September 7, 2007.
A)	Section 1.1 is deleted in its entirety and replaced by the following:
1.1 You shall serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company. You shall perform your duties at the Company’s Danbury, Connecticut headquarters or at such other place as you and the Company shall mutually agree. You shall travel from time to time as reasonably required in connection with the performance of your duties.
B)	Section 1.2 is deleted in its entirety and replaced by the following:
1.2 Subject to Section 5, you will, to the best of your ability, devote your full business time and good faith efforts to the performance of your duties hereunder and to the business and affairs of the ATMI Group. You agree to serve as an officer of the Company and ATMI Sub, if elected by their respective Boards of Directors, and to perform such executive duties consistent with your position as Executive Vice President, Chief Financial Officer and Treasurer of the Company as may be reasonably assigned to you by their respective CEOs and Boards of Directors from time to time.
C)	Any notices to be delivered to the Company pursuant to Section 10.3 shall be sent as follows:
ATMI, Inc.
7 Commerce Drive
Danbury, CT 06810
Facsimile No. (203) 797-2544
Attention: Chief Legal Officer

          The Employment Agreement, as amended, remains in full force and effect, effective as of January 1, 2005.
          If you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this letter.

ATMI, INC.
By:
Name:
Title:

Accepted and agreed:

Timothy C. Carlson

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